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                                                                    EXHIBIT 99.1

                           [RADIOLOGIX(TM) LETTERHEAD]

                                                                   PRESS RELEASE
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Contact: Mark L. Wagar, Chairman and CEO              FOR IMMEDIATE RELEASE
         214-303-2708                                 9:00 AM EDT April 26, 2001
         Sami S. Abbasi, CFO and Executive
          Vice President
         214-303-2710
         www.radiologix.com

Noonan/Russo Communications, Inc.
212-696-4455
John Capodanno (investors) x246
Brian Ritchie (media) x335
News@noonanrusso.com

                RADIOLOGIX, INC. ANNOUNCES TERMINATION OF MERGER
                       COMPANY REAFFIRMS FY 2001 GUIDANCE


         DALLAS, TX, APRIL 26, 2001: Radiologix, Inc. (AMEX: RGX), the nation's leading radiology services company, today announced that its merger agreement with an affiliate of Saunders Karp & Megrue (SKM) has been terminated by SKM. As a result, the proposed merger will not be completed. Radiologix remains a public company and its common stock continues to trade on the American Stock Exchange under the symbol RGX.

         Stockholders who delivered stock certificates to the exchange agent in the proposed merger will have their stock certificates returned to them by Mellon Investor Services LLC (formerly Chase Mellon Shareholder Services L.L.C.). Stockholders who own their stock in street name will have their stock returned to their broker. Stockholders who have questions regarding the return of their stock, should call Mellon Investor Services at 800-777-3674 or 214-922-4413.

         Radiologix confirms the Fiscal Year 2001 guidance issued previously and set forth below. Since these financial measures are for an extended period of time and because we have made several assumptions in determining this guidance, a change in the factors that affect our business could impact actual results. The Company expects to report its results for the first quarter of 2001 on or before May 4, 2001.

         Fiscal Year 2001 Guidance

         o Same store growth between 8 and 12 percent
         o Service fee revenue of $265 million to $275 million
         o EBITDA of $67 million to $70 million
         o Fully diluted earnings per share of $0.70 to $0.75
         o Cash earnings per share of $0.82 to $0.87
         o DSOs between 73 and 77 days


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         This guidance includes the Company's revision for the estimation of contractual allowances for billed charges, but does not reflect new acquisitions or material expansion projects. Cash earnings per share is defined as net income plus after tax amortization expense, divided by fully diluted average shares outstanding.

         These fiscal year 2001 projections and guidance are forward-looking statements that relate to future financial results or business expectations and, therefore, may prove to be inaccurate due to changing or unexpected circumstances. These fiscal year 2001 projections and guidance are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Please see the cautionary statements set forth in the final paragraph below.

         Radiologix is a leading provider of radiology services in the United States through (i) its ownership and operation of technologically advanced, multi-modality diagnostic imaging centers, and (ii) its provision of administrative, management and other information services to certain radiology business partners. Radiologix derives the majority of its revenues from the production and management of diagnostic imaging procedures utilizing technologies such as x-ray, magnetic resonance imaging ("MRI"), computed tomography ("CT"), mammography, ultrasound, nuclear medicine and positron emission tomography ("PET"), as well as general radiography and fluoroscopy. These images and the radiology reports that are based on the images permit ordering physicians to diagnose and manage diseases and injuries more accurately and effectively than would be possible without such clinical information. Radiologix's 124 owned or operated imaging centers are located in 18 states and the District of Columbia, with concentrated geographic coverage in markets located in California, Florida, Illinois, Kansas, Maryland, New York, Pennsylvania, Texas, Virginia and Washington D.C.

         This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that exist in the Company's operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management's opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with the Company's acquisition and expansion strategy; integration of the Company's affiliated physician practices and newly-acquired imaging centers; the Company's ability to achieve operating efficiencies and engage in successful new development efforts; regulatory changes; reimbursement trends; governmental policies; and general economic and business conditions. Such risks and uncertainties, as well as additional risk factors which could affect the forward looking statements made in this press release, are included in the Company's filings with the Securities and Exchange Commission, including its Form 10-K dated April 2, 2001. Any forward-looking statement speaks only as of the date on which such statement is made. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.


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